                                                                          EXHIBIT 11(ii)
                                                  Form of Opinion and Consent of Counsel

                                MAYER, BROWN, ROWE & MAW

                                     1675 BROADWAY

                             NEW YORK, NEW YORK 10019-5820

                                    October 17, 2003

Oppenheimer Global Fund
c/o OppenheimerFunds, Inc.
6803 S. Tucson Way
Centennial, CO 80112

Ladies and Gentlemen:

         We have acted as counsel for Oppenheimer Europe Fund, a Massachusetts  business trust  ("Europe  Fund"),  in  connection  with  the  transactions  contemplated  by that certain  Agreement  and  Plan  of  Reorganization  dated  as  of  April  17,  2003  (the
"Agreement")  by and between Europe Fund, and  Oppenheimer  Global Fund, a Massachusetts
business trust ("Global Fund").

         We are rendering this opinion pursuant to Section 10B of the Agreement.  Unless otherwise  specified,  all  capitalized  terms used  herein  shall  have the  respective meanings attributed to them in the Agreement.

         In rendering our opinion,  we have made such legal  examinations  and inquiries and  examined  such  documents,  as we have  deemed  necessary  or  appropriate  for the
purposes  of  rendering  this  opinion.  In  such  examination,   we  have  assumed  the
authenticity  of all  documents  submitted  to us as  originals  and the  conformity  to
original   documents  of  all  copies  submitted  to  us  as  certified,   conformed  or
photostatic  copies and the authenticity of the originals of such latter  documents.  In connections  with the opinions  expressed  herein,  we have relied as to factual matters on  representations  made  by  Europe  Fund in the  Agreement  and in  other  documents, instruments  and  certificates  delivered  to us in  connection  with  the  transactions contemplated  by the  Agreement.  We  have  also  relied  upon  certificates  of  public officials  and officers of Europe Fund and upon other  information  we have  obtained in the course of our  representation  of Europe Fund in  connection  with the  transactions
contemplated   by  the   Agreement.   Anything   to  the   contrary   contained   herein
notwithstanding,  to the extent any opinion set forth herein  relates to the business or
assets  of  Europe  Fund,  our  opinion  is  based  solely  on  the  business,   assets,
agreements,  contracts,  judgments,  orders and decrees  actually known to those lawyers currently  members of or employed by our firm or  identified  by officers of Europe Fund in the Agreement and in other documents,  instruments and  certificates  delivered to us in  connection  with  the  transactions  contemplated  by  the  Agreement,  without  any independent examination or inquiry on our part.

         Based on the foregoing we are of the opinion that:

1.       Europe Fund is an unincorporated voluntary association duly organized,  validly
         existing  and  in  good  standing  under  the  laws  of  the   Commonwealth  of
         Massachusetts  with full power to carry on its  business  as  described  in its charter and now being conducted and to enter into and perform the Agreement.

2.       All action  necessary to make the  Agreement,  according  to its terms,  valid, binding and enforceable  upon Europe Fund in accordance with its terms,  and to authorize effectively the transactions  contemplated by the Agreement have been taken by Europe Fund.

3.       The Agreement has been duly authorized,  executed and delivered by Europe Fund, and, assuming that the Registration  Statement complies with the Securities Act of 1933, as amended (the "1933 Act"),  the Securities  Exchange Act of 1934, as
         amended  (the "1934 Act") and the  Investment  Company Act of 1940,  as amended
         (the  "1940   Act")  and  the   regulations   thereunder   and   assuming   due
         authorization,  execution  and delivery of the  Agreement by Global Fund,  is a valid and binding obligation of Europe Fund,  enforceable  against Europe Fund, in  accordance  with  its  terms,  subject  as to  enforcement  to  bankruptcy, insolvency,  reorganization,  moratorium,  fraudulent conveyance and other laws relating to or  affecting  creditors  rights and to general  equity  principles
         (regardless  of  whether  considered  in a  proceeding  in law  or in  equity), equitable  defenses and the discretion of the court before which any proceeding for specific performance,  injunction or other forms of equitable relief may be brought.

4.       The execution and delivery of the  Agreement did not, and the  consummation  of
         the  transactions   contemplated   thereby  will  not,  violate  Europe  Fund's
         Declaration of Trust or By-laws.

5.       To our knowledge, no consent, approval,  authorization or order of any court or governmental  authority  of the United  States or any state is required for the consummation by Europe Fund of the transactions  contemplated in the Agreement, except  such as have been  obtained  under  the 1933 Act,  the 1934 Act and the
         1940 Act and such as may be required under state securities laws.

         We are  members  of the bar of the State of New York and  express no opinion as to the laws of any  jurisdiction  other than the  federal  laws of the United  States of
America and the laws of the State of New York. In  particular,  we do not hold ourselves out  as  qualified  to  practice  with  respect  to the  laws  of  the  Commonwealth  of
Massachusetts  and, to the extent that the opinions  expressed herein relate to the laws of the Commonwealth of  Massachusetts,  we have relied  exclusively,  with your consent, upon the opinion of Kushner & Sanders LLP,  dated  October 17, 2003 and our opinions set forth herein are subject to all  limitations,  exceptions and  qualifications  contained in such  opinion as if set forth  herein in full.  Further,  we express no opinion as to the state securities or blue sky laws of any jurisdiction.

         This  opinion is solely for the  benefit of Europe Fund and may not be provided to or relied on by any other person  without our prior written  consent.  Our opinion is based on and limited to the current  status of the law,  and is subject in all  respects to, and may be  limited  by,  future  rules,  regulations  and  legislation,  as well as developing  case law.  We do not  undertake  to notify any person of changes in facts or law occurring or coming to our attention after the delivery of this opinion.

                                                              Very truly yours